Exhibit 3.4

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

E*TRADE FINANCIAL, LLC

October 2, 2020

This Limited Liability Company Agreement (this “Agreement”) of E*TRADE Financial, LLC, a Delaware limited liability company (the “Company”), is entered into by Morgan Stanley, a Delaware corporation, as the sole member of the Company (the “Member”).

The Member, has previously formed the Company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. Sec. 18-101, et seq.), as amended from time to time (the “Act”), and, by execution of this Agreement, hereby agrees as follows:

1.    Name. The name of the limited liability company is E*TRADE Financial, LLC.

2.    Filing of Certificates. The Member, as an authorized person, within the meaning of the Act, shall execute, deliver and file, or cause the execution, delivery and filing of, all certificates required or permitted by the Act to be filed in the Office of the Secretary of State of the State of Delaware and any other certificates, notices or documents required or permitted by law for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business.

3.    Purposes. The purpose of the Company is to engage in any lawful act or activity for which limited liability companies may be formed under the Act.

4.    Powers. In furtherance of its purposes, but subject to all of the provisions of this Agreement, the Company shall have and may exercise all the powers now or hereafter conferred by Delaware law on limited liability companies formed under the Act. The Company shall have the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or for the protection and benefit of the Company, and shall have, without limitation, any and all of the powers that may be exercised on behalf of the Company by the Member.

5.    Principal Business Office. The principal business office of the Company shall be located at such location as may hereafter be determined by the Member.

6.    Registered Office; Registered Agent. The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name and address of the registered agent of the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801.

7.    Member. The name and the mailing address of the Member are as follows: Morgan Stanley, 1585 Broadway, New York, NY 10036.

8.    Limited Liability. Except as required by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member, Director or Officer shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company or holding such office or title, as applicable.

9.    Capital Contributions. The Member is deemed admitted as the member of the Company upon its execution and delivery of this Agreement. The Member may, but is not obligated to make any capital contribution to the Company.

10.    Allocation of Profits and Losses. The Company’s profits and losses shall be allocated solely to the Member.

11.    Distributions. Subject to the limitations of Section 18-607 of the Act and any other applicable law, distributions shall be made to the Member at the times and in the aggregate amounts determined by the Board of Directors.

12.    Management.

(a)    General Authority. Subject to the terms, conditions and limitations set forth herein:

(i)    the business and affairs of the Company shall be managed by, or under the direction of, a board of directors (the “Board of Directors”);

(ii)    the Board of Directors shall have all power and authority to manage and to direct the management of the business and affairs of the Company and to make all decisions to be made by or on behalf of the Company;

(iii)    the powers of the Board of Directors shall include all powers, statutory or otherwise, possessed by or permitted to managers of a limited liability company under the Laws of the State of Delaware and the Act;

(iv)    the Board of Directors shall have full, exclusive and complete discretion, power and authority to do all things deemed reasonably necessary or desirable to manage, control and conduct the business and affairs of the Company; provided, however, that the Board of Directors may delegate the day-to-day operation and control of the Company to the Company’s Officers;

(v)    approval by, consent of or action taken by the Board of Directors shall constitute approval or action by the Company and shall be binding on the Company and the Member (in its capacity as the Member); and

(vi)    notwithstanding the provisions of Section 18-407 of the Act, no Director may delegate to any other Person that Director’s rights and obligations to participate in and vote at any meeting of the Board of Directors.

(b)    The Board of Directors.

(i)    The Board of Directors shall consist of a number of directors (each a “Director”, and collectively, the “Directors”) determined by the Member in its sole and absolute discretion. The Member shall appoint and remove Directors in its sole and absolute discretion.

(ii)    The Directors constituting the Board of Directors shall be the “managers” of the Company for all purposes of the laws of the State of Delaware and the Act.

(iii)    Each Director shall hold office from the time he or she is appointed as such by the Member until such individual resigns, dies or is removed from such office by the Member. For the avoidance of doubt, any Director may be removed with or without cause by the Member at any time in its sole and absolute discretion. A Director may resign by written notice to the Company, which resignation shall not require acceptance and, unless otherwise specified in the resignation notice, shall be effective upon receipt by the Company.

(c)    Action on Behalf of the Company; Signing Authority. No Director in his, her or its capacity as such or by virtue of being a Director is an agent of the Company or has the authority or power to act for or on behalf of the Company in any manner or way, to bind the Company, or do any act that would be (or could be construed as) binding on the Company, in any manner or way, or to make any expenditures on behalf of the Company, unless such specific authority and power has been expressly granted to and not revoked from such Director by the Board of Directors. This Section 12 supersedes any authority granted to Directors pursuant to the Act.

(d)    Regular Meetings. Regular meetings of the Board of Directors shall be held at such dates, times and places as the Board of Directors shall from time to time determine. Meetings of the Board of Directors shall be presided over by the chair, or in his or her absence by a chair chosen at the meeting. The chair of the meeting may appoint any person to act as secretary of the meeting.

(e)    Special Meetings. Special meetings of the Board of Directors may be called at any time by any Director. Each special meeting shall be held at such date, time and place, as shall be fixed by the Person or Persons calling the meeting.

(f)    Notice of Meetings and Business to be Discussed. Written notice of each meeting of the Board of Directors shall be given to each Director which shall state the date, time and place of the meeting. The written notice of any meeting shall be given at least one (1) day prior to such meeting, which notice may be waived in writing or by a Director attending such meeting.

(g)    Telephonic Meetings Permitted. Directors, or members of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or of such committee, by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this Agreement shall constitute presence in person at such meeting.

(h)    Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent setting forth the action so taken shall be signed by the Directors or members of such committee, as the case may be, holding not less than the minimum votes that would be necessary to authorize or take such action at a meeting at which all Directors or members of such committee were present and voted, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors.

(i)    Quorum; Vote Required for Action. Each Director shall have one vote and shall be entitled to count for quorum purposes. At all meetings of the Board of Directors or any committee thereof, members entitled to cast a majority of the votes of the entire Board of Directors or any committee thereof, as the case may be, shall constitute a quorum for the transaction of business and the act of members entitled to cast a majority of the votes present at any meeting at which there is a quorum shall be the act of the Board of Directors or committee thereof. If a quorum shall not be present at any such meeting, then the Directors present thereat may adjourn the meeting from time to time until a quorum shall be present.

(j)    Delegation of Authority. The Board of Directors may, from time to time, delegate to one or more persons (including any Director or Officer and including through the creation and establishment of one or more other Board of Directors committees) such authority and duties as the Board of Directors may deem advisable. Any delegation pursuant to this Section 12(j) may be revoked at any time by the Board of Directors in its sole and absolute discretion.

13.    Officers. The Board of Directors may, from time to time as it deems advisable, select natural persons who are employees or agents of the Company and designate them as officers of the Company (the “Officers”) and assign titles (including, without limitation, President, Vice President, Secretary, and Treasurer) to any such person. Unless the Board of Directors decides otherwise, if the title is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. Any delegation pursuant to this Section 12 may be revoked at any time by the Board of Directors. An Officer may be removed with or without cause by the Board of Directors.

14.    Other Business. The Member may engage in or possess an interest in other business ventures of every kind and description, independently or with others. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

15.    Exculpation and Indemnification.

(a)    To the fullest extent permitted by the laws of the State of Delaware and except in the case of bad faith, gross negligence or willful misconduct, no Member, Director or Officer shall be liable to the Company or any other Member, Director or Officer for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Member, Director or Officer in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Member, Director or Officer by this Agreement.

(b)    Except in the case of bad faith, gross negligence or willful misconduct, each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a Member, Director or Officer, shall be indemnified and held harmless by the Company to the fullest extent permitted by the laws of the State of Delaware for directors and officers of corporations organized under the laws of the State of Delaware. Any indemnity under this Section 15 shall be provided out of and to the extent of Company assets only, and the Member shall not have personal liability on account thereof.

16.    Assignments. The Member may at any time assign in whole or in part its limited liability company interest in the Company. If the Member transfers any of its interest in the Company pursuant to this Section 16, the transferee shall be admitted to the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement. Such admission shall be deemed effective immediately prior to the transfer, and, immediately following such admission, the transferor Member shall cease to be a member of the Company.

17.    Resignation of the Member. The Member may at any time resign from the Company. If the Member resigns pursuant to this Section 17, an additional Member shall be admitted to the Company, subject to Section 18 hereof, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement. Such admission shall be deemed effective immediately prior to the resignation, and, immediately following such admission, the resigning Member shall cease to be a member of the Company.

18.    Admission of Additional Members. One or more additional members of the Company may be admitted to the Company with the written consent of the Member.

19.    Dissolution.

(a)    The Company shall dissolve and its affairs shall be wound up upon the first to occur of: (i) the written consent of the Member or (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

(b)    In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets or proceeds from the sale of the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

20.    Separability of Provisions. If any provision of this Agreement or the application thereof is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable to any extent, the remainder of this Agreement and the application of such provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

21.    Entire Agreement. This Agreement constitutes the entire agreement with respect to the subject matter hereof.

22.    Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware (without regard to conflict of laws principles).

23.    Amendments. This Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Member.

24.    Sole Benefit of Member. Other than any provisions hereof that are intended for the benefit of Directors and Officers (including Section 15), the provisions of this Agreement are intended solely to benefit the Member and, to the fullest extent permitted by applicable law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor shall be a third-party beneficiary of this Agreement), and the Member shall have no duty or obligation to any creditor of the Company to make any contributions or payments to the Company.

25.    Effectiveness. This Agreement shall become effective when the Member shall have executed and delivered this Agreement to the Company.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

Exhibit 3.4

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the date first set forth above.

MORGAN STANLEY

By:	/s/ Sebastiano Visentini
Name:	Sebastiano Visentini
Title:	Authorized Officer

[Signature Page to A&R LLC Agreement – E*TRADE Financial, LLC]